EXH. B-9


                                 PROMISSORY NOTE
                                 ---------------

$890,512,923                                                        May 1, 2001
                                                        Raleigh, North Carolina

     FOR VALUE RECEIVED, Electric Fuels Corporation, a Florida Corporation (the "Maker"), promises to pay to Progress Capital Holdings, Inc., a Florida corporation (the "Payee"), or registered assigns, the principal amount of EIGHT HUNDRED NINETY MILLION, FIVE HUNDRED TWELVE THOUSAND, NINE HUNDRED TWENTY-THREE and NO/100 DOLLARS ($890,512,923.00) (the "Principal Amount"), together with interest on the unpaid balance of the Principal Amount at an annual rate equal to five percent (6.2%) per annum.

     1.   Principal Payments. The entire unpaid balance of the Principal
          ------------------
Amount, plus all accrued and unpaid interest thereon, shall be due and payable on December 31, 2006.

     2.   Interest Payments. Interest accrued on the unpaid balance of the
          -----------------
Principal Amount from the date hereof until the maturity of this Note (whether by acceleration, declaration or otherwise) shall be paid by the Maker to the Payee annually on the 31st day of December in each year, commencing with the first such date following the date of this Note until the maturity of this Note (whether by acceleration, declaration or otherwise). Interest charged under this Note shall be computed on the basis of a 360 day year and charged for the actual number of days elapsed.

     3.   Payment Application. Any payments on account of this Note, when
          -------------------
paid, shall be applied first to the payment of all interest then due on the unpaid balance of the Principal Amount and the balance, if any, shall be applied in reduction of the unpaid balance of the Principal Amount.

     4.   Remittance. All payments of the unpaid balance of the Principal
          ----------
Amount and interest thereon shall be paid in lawful money of the United States of America during regular business hours of the Payee at Payee's office, 411 Fayetteville Street Mall, Raleigh, North Carolina 27601 or at such other place as the Payee or any other holder of this Note may at any time or from time to time designate in writing to the Maker. Any payment under this Note on a day on which Payee is not open to conduct business shall be made on the next succeeding business day.

     5.   Prepayment. The Maker may prepay the unpaid balance of the
          ----------
Principal Amount in whole at any time or in part from time to time without premium or penalty.

     6.   Default and Acceleration. In the event of a default in payment of
          ------------------------
the Principal Amount or interest when such payment becomes due and such default is not cured within thirty (30) days after written notice to the Maker, then in either such event the Payee may, without further notice, declare the balance of the Principal Amount, together with all interest accrued thereon, at once due and payable. The unpaid Principal Amount, accrued interest and all other sums due under this Note shall bear interest at the rate of eight and two-tenths percent (8.2%) per annum after default until paid.

     7.   Maximum Interest. Interest charged under this Note shall not exceed
          ----------------
applicable legal limits and in the event a payment is made by the Maker or received by the Payee in excess of the applicable legal limits, such excess payment shall be applied in reduction of the unpaid balance of the Principal Amount.

     8.   Collection. If this Note is forwarded to an attorney for collection
          ----------
or enforcement after maturity hereof (whether by acceleration, declaration or otherwise), the Maker shall pay all costs and expenses of collection or enforcement including, without limitation, reasonable attorneys' fees.

     9.   Waivers. All parties to this Note, including endorsers, sureties
          -------
and guarantors, if any, hereby waive presentment for payment, demand, protest, notice of non-payment or dishonor, and of protest, and any and all other notices and demands whatsoever and agree to remain bound hereunder until the interest and Principal Amount are paid in full notwithstanding any (a) release, surrender, waiver, addition, substitution, exchange, compromise, modification of or to or indulgence granted with respect to this Note, (b) extension or extensions of time for payment which may be granted, even though the period of extension may be indefinite, and (c) inaction by, or failure to assert any legal right available to the holder of this Note.

     10.  General Provisions. Each right, power and remedy of the Payee as
          ------------------
provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Payee of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Payee of any or all such other rights, powers, or remedies. No failure or delay by the Payee to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Payee from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Payee shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Note or to declare an event of default for failure to effect such prompt payment of any such other amount.

     11.  Governing Law. This Note shall be governed by and construed under
          -------------
the laws of the State of North Carolina.


               [Signature Page and Notary Acknowledgement Follow.]

     IN WITNESS WHEREOF, the Maker has executed this instrument under seal, the day and year first above written.

                                        ELECTRIC FUELS CORPORATION

                                        By: /s/   Tom D. Kilgore
                                                  --------------
                                        Name:     Tom D. Kilgore
                                        Title:    President

STATE OF NORTH CAROLINA       )
                              ) ss:
COUNTY OF WAKE                )

     I, a Notary Public of the County and State aforesaid, certify that Tom D. Kilgore personally came before me this day and acknowledged that he is the President of Electric Fuels Corporation, a Florida corporation, and that he, as President, being authorized to do so, executed the foregoing on behalf of the corporation.

     Witness my hand and official stamp or seal, this 18th day of June, 2001.

                                        /s/  Ruth K. Peoples
                                        ----------------------------------
                                        Notary Public
                                        Print Name: Ruth K. Peoples
                                        State and County Aforesaid
                                        My Commission Expires: 4-15-2003

                         OUT OF STATE CLOSING AFFIDAVIT
                         ------------------------------

PART I
------

STATE OF NORTH CAROLINA       )
                              ) ss:
COUNTY OF WAKE                )


     BEFORE ME, the undersigned, a Notary Public of the County and State aforesaid, personally appeared Tom D. Kilgore, the President of Electric Fuels Corporation, a Florida corporation, on behalf of said corporation (the "Borrower"), who, being by me first duly sworn, stated:

     1. The Borrower executed a certain Promissory Note, dated as of May 1, 2001 (the "Note") made by the Borrower in favor of Progress Capital Holdings, Inc. (the "Lender") in the original principal amount of $890,512,923.00, in Raleigh, North Carolina.

     2. The Borrower has this day delivered the Note to the Lender via hand delivery in Raleigh, North Carolina.

     DATED this 18th day of June, 2001.

                                        Signature of Borrower:

                                        ELECTRIC FUELS CORPORATION

                                        By: /s/   Tom D. Kilgore
                                            --------------------
                                        Name:     Tom D. Kilgore
                                        Title:    President


Sworn to and subscribed before me this 18th day of June, 2001:

/s/  Ruth K. Peoples
--------------------
Notary Public
Print Name: Ruth K. Peoples
State and County Aforesaid
My Commission Expires: 4-15-2003

                         OUT OF STATE CLOSING AFFIDAVIT
                         ------------------------------

PART II
-------

STATE OF NORTH CAROLINA       )
                              ) ss:
COUNTY OF WAKE                )


     BEFORE ME, the undersigned, a Notary Public of the County and State aforesaid, personally appeared Frank A. Schiller, the Vice President of Progress Capital Holdings, Inc., a Florida corporation, on behalf of said corporation (the "Lender"), who, being by me first duly sworn, stated:

     1. He is duly authorized by the Lender for the purpose of accepting delivery of a certain Promissory Note, dated as of May 1, 2001 (the "Note"), made by Electric Fuels Corporation payable to the order of the Lender in the original principal amount of $890,512,923.00, in Raleigh, North Carolina.

     2. The Lender has this day received delivery of the Note in Raleigh, North Carolina.

     DATED this 18th day of June, 2001.

                                        Signature of Lender:

                                        PROGRESS CAPITAL HOLDINGS, INC.

                                        By: /s/   Frank A. Schiller
                                            -----------------------
                                        Name:     Frank A. Schiller
                                        Title:    Vice President


Sworn to and subscribed before me this 18th day of June, 2001:

/s/  Sarah C. Nelson
--------------------
Notary Public
Print Name: Sarah C. Nelson
State and County Aforesaid
My Commission Expires: 8-14-05